EXHIBIT 99.1

AzurRx BioPharma to Change Corporate Name to First Wave BioPharma Today

   Company to begin trading on Nasdaq under new ticker symbol, “FWBI”, effective September 22

BOCA RATON, FL., September 21, 2021 (GLOBE NEWSWIRE) – AzurRx BioPharma, Inc. (NASDAQ: AZRX) (“First Wave” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, announced that it will begin operating under its new corporate name, First Wave BioPharma, Inc.,  effective today upon the completion of certain filings with the Delaware Secretary of State. The Company’s common shares will commence trading on the Nasdaq Capital Market under the new ticker symbol “FWBI” and CUSIP number (33749P101) at the market open on September 22, 2021.

Formerly known as AzurRx BioPharma, Inc., the Company previously announced that it would rename itself First Wave BioPharma, Inc. and change its ticker symbol to “FWBI” in connection with its acquisition of First Wave Bio, Inc. in a stock and cash transaction consummated September 13, 2021.

“The adoption of our new corporate name, First Wave BioPharma, and commencement of trading under a new ticker symbol mark the latest developments in what has been a transformative month for our company,” said James Sapirstein, President and CEO of First Wave BioPharma, Inc. “The merger with First Wave Bio expanded our GI targeted therapeutic pipeline to now include six clinical programs and positions First Wave for new growth opportunities in the inflammatory bowel disease space. We believe that these and other recent events have improved our company’s long-term strategic prospects and set the stage for increased shareholder value as we advance our clinical programs forward.

For a more detailed description of the terms of this acquisition, please see the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on September 13, 2021.

About First Wave BioPharma, Inc.

First Wave BioPharma, Inc. (formerly AzurRx BioPharma, Inc.) is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. First Wave is currently advancing a therapeutic development pipeline populated with multiple clinical stage programs built around its two proprietary technologies – niclosamide, an oral small molecule with anti-viral and anti-inflammatory properties, and the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients. First Wave’s niclosamide portfolio is led by three clinical programs: FW-COV, for COVID-19 gastrointestinal infections; FW-UP, for ulcerative proctitis (UP) and ulcerative proctosigmoiditis; and FW-ICI-AC, for Grade 1 and Grade 2 Immune Checkpoint Inhibitor-associated colitis and diarrhea in advanced oncology patients. Two additional formulations of niclosamide, FW-UC (ulcerative colitis) and FW-CD (Crohn’s disease) are expected to enter the clinic in 2022 and 2023, respectively. First Wave is also advancing FW-EPI (adrulipase) for the treatment of exocrine pancreatic insufficiency (EPI) in patients with cystic fibrosis and chronic pancreatitis. The Company is headquartered in Boca Raton, Florida with clinical operations in Hayward, California. For more information visit www.firstwavebio.com.

Forward-Looking Statement

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition and its announcement on the Company’s business, operating results and financial prospects; the integration of the First Wave Bio, Inc. business with the Company’s own business; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the heading ”Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.
777 Yamato Road
Suite 502
Boca Raton, Florida 33431
Phone: (502) 589-7020
info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.
Johanna Bennett / David Schemelia / Ingrid Mezo

(212) 375-2665 / (609) 468-9325 / (646) 604-5150

jbennett@tiberend.com / dschemelia@tiberend.com / imezo@tiberend.com